Exhibit 10.1

PINNACLE GAS RESOURCES, INC.
SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

This Pinnacle Gas Resources, Inc. Second Amended and Restated Stock Incentive Plan (the “Plan”) amends and restates the Amended and Restated Stock Incentive Plan (the “Prior Plan”), which amended and restated the Company’s Stock Incentive Plan (the “Original Plan”).  In addition, the Prior Plan evidenced the merger of the Company’s 2003 Stock Option Plan (the “SOP”) with and into the Prior Plan (the “Plan Merger”) so that the Prior Plan replaced the SOP with respect to Options granted on or after the Effective Date (as defined below).

1.                                       Purpose; Plan Merger.

(a)                                  Purpose.  The purpose of the Plan is to enhance the ability of Pinnacle Gas Resources, Inc. (the “Company”) and its Subsidiaries to attract and retain officers, employees and directors of outstanding ability and to provide such Participants with an interest in the Company parallel to that of the Company’s stockholders.

(b)                                 Plan Merger.  The SOP was merged with and into the Prior Plan, effective as of February 16, 2006 (the “Plan Merger Effective Date”), and as a result of the Plan Merger: (i) any new Options (as defined under the SOP) that otherwise may have been granted under the SOP on or after the Plan Merger Effective Date shall instead be granted under and subject to the terms of the Plan, (ii) all outstanding Options granted under the SOP prior to the Plan Merger Effective Date are assumed and continued under the Plan, but nevertheless shall remain subject to their individual Option Agreements (as defined under the SOP) and the terms of the SOP as in effect immediately prior to the Plan Merger Effective Date, and (iii) all outstanding Options and Awards granted under the Original Plan prior to the Effective Date are assumed and continued under the Plan, but nevertheless shall remain subject to their individual Options or Awards and the terms of the Original Plan as in effect immediately prior to the Effective Date.

2.                                       Definitions.

(a)                                  “Award” shall mean an award determined in accordance with the terms of the Plan.

(b)                                 “Board” shall mean the Board of Directors of the Company.

(c)                                  “Cause” means (a) with respect to any person party to a written employment agreement in which such term is defined, as so defined and (b) with respect to all other persons, as such term is defined in the Securityholders Agreement.

(d)                                 “Change of Control” shall have the meaning set forth in the Securityholders Agreement; provided, that, to the extent that any Award granted under the Plan or the Prior Plans is subject to the provisions of Section 409A of the Code, the definition of Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” shall mean the Board, unless and until a committee of one or more members of the Board is appointed by the Board in accordance with Section 4(c).

(g)                                 “Common Stock” shall mean the common stock of the Company.

(h)                                 “Continuous Service” means that the Participant’s service as an employee, director or officer with the Company or a Subsidiary is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or officer or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(i)                                     “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)                                     “Disability” shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, that, if no such plan exists, or, to the extent that any Award granted under the Plan or the Prior Plans is subject to the provisions of Section 409A of the Code and any payment due thereunder is made on account of Disability, it shall have the meaning set forth in Section 22(e)(3) of the Code.

(k)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” shall mean, as of any date, the value of the Common Stock as determined as following:

(i)                                 If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)                              If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii)                           If the Common Stock is not listed on any established stock exchange or a national market system, the average of the high and low bid quotations for the Common Stock on that date prior to the date of determination as reported by the National Quotation Bureau Incorporated; or

(iv)                          In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Committee considering all factors it reasonably deems relevant for such determination, including, without limitation, discounts for minority positions and the absence of an established market for the Common Stock.

(m)                               “Good Reason” means (a) with respect to any person party to a written employment agreement in which such term is defined, as so defined and (b) with respect to all other persons, as such term is defined in the Securityholders Agreement.

(n)                                 “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(o)                                 “Incentive Stock Option” shall mean a stock option that is intended to meet the requirements of Section 422 of the Code.

(p)                                 “Non-Employee Director” shall mean a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(q)                                 “Nonqualified Stock Option” shall mean a stock option that is not intended to be an Incentive Stock Option.

(r)                                    “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(s)                                  “Participant” shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is or has been selected to participate in the Plan in accordance with Section 5.

(t)                                    “Performance Goals” shall mean or may be expressed in terms of any of any business criteria selected by the Committee including, without limitation, revenue, proved oil and gas reserves, oil and gas production, earnings before interest, taxes, depreciation and amortization, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax).  A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.  Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(u)                                 “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order for a Participant to become entitled to specified rights in connection with an Award of performance shares.

(v)                                 “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(w)                               “Prior Plans” shall mean the SOP and the Original Plan.

(x)                                   “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(y)                                 “Securityholders Agreement” shall mean that certain Securityholders Agreement dated as of June 23, 2003, among the Company and certain shareholders thereof, as may be amended and/or restated from time to time.

(z)                                   “Subsidiary” shall mean any entity that controls, is controlled by or is under common control with the Company as may be determined by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code; and further provided that, for the purpose of issuing Options or stock appreciation rights, “Subsidiary” means any corporation or other entity in a chain of corporations and/or other entities in which the company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

3.                                       Shares Subject to the Plan.  Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 2,750,000* shares of Common Stock, all of which may be issued pursuant to the exercise of Options; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for subsequent Awards under the Plan.  Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan.  Subject to adjustment in accordance with Section 18, no employee shall be granted, during any calendar year, Options to purchase more than 625,000* shares of Common Stock, and the number of shares of Common Stock subject to any Awards other than Options granted to any employee during any calendar year shall not exceed 625,000* shares.  Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

4.                                       Administration.

(a)                                  Administration.  The Plan shall be administered by the Committee.

* Reflects and includes the effect of the 25-for-1 stock split made effective March 10, 2006.

(b)                                 Powers of the Committee.  The Committee shall (i) determine which of the persons eligible under the Plan shall be granted Awards, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder, which need not be identical (including, but not limited to, any restriction and forfeiture conditions on such Award), and (v) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(c)                                  Delegation to Committee.

(i)                                     General.  The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  Furthermore, unless one or more Committees has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)                                  Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors.  Committee members shall also meet the requirements of the rules of any exchange or national market system upon which the Common Stock is publicly traded.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                                 Effect of Committee’s Decision.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.  Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.                                       Eligibility.  Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

6.                                       Awards.  Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, purchases, share awards or other awards based on the value of the Common Stock.  Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7.                                       Options.  Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a)                                  Types of Options.  Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option.  The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted.  In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options.  To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

(b)                                 Option Price.  The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for each share of the Common Stock subject to Options will be not less than 100% of the Fair Market Value per share of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Stockholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.  With stockholder approval, except as would violate the requirements of Section 409A of the Code, the Company specifically reserves the right under this Plan to directly or indirectly reprice Options granted hereunder by reducing the exercise price of any such Option or awarding substitute Options with a lower exercise price under such terms as it may determine to be appropriate.

(c)                                  Option Period.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of seven years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five years from the date of grant.

(d)                                 Exercisability.  Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

(e)                                  Method of Exercise.  Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased.  Such notice shall be accompanied by the payment in full (i) of the Option exercise price and (ii) unless other arrangements have been made with the Committee, any required withholding taxes.  The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price plus all required withholding taxes directly to the Company, (iv) retention of Shares which would otherwise be delivered upon exercise of this Option, (v) non-cash consideration having a fair market value equal to the exercise price of the Option at the time of exercise, (vi) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (vii) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law.  A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.                                       Restricted Common Stock.  The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants.  Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine.  The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate.  The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.  Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.  Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, the Committee may in the Award restrict the Participant’s right to dividends until the Restricted Period lapses.  If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant along with a stock power endorsed in blank until the end of the Restricted Period.  The

Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock.  Payment of restricted Common Stock units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

9.                                       Performance Shares.

(a)                                  Type of Awards.  Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock.  In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company along with a stock power endorsed in blank until the time the performance shares are earned.  The Performance Objectives and the length of the Performance Period shall be determined by the Committee.  The Committee shall determine in its sole discretion whether performance shares granted in the form of Common Stock units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

(b)                                 Performance Objectives.  The Committee shall establish the Performance Objectives for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance.  The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.  More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other.  The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period.  The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.  Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code.  Performance Objectives may differ for performance shares granted to any one Participant or to different Participants.  An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (1) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

(c)                                  Certification.  Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the

Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met.  Unless the Committee determines otherwise, performance shares shall not be settled until the Committee has made the certification specified under this Section 9(c).

(d)                                 Adjustment.  The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified Performance Objective; provided, that, no such adjustment shall be made if such adjustment would adversely impact a Participant following a Change of Control.

(e)                                  Maximum Amount Payable.  Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 25,000 for each 12 months during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

10.                                 Share Purchases.  The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant.  Any such offer may be subject to the conditions and terms the Committee may impose.

11.                                 Share Awards.  Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan.  Any Awards under this Section 11 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.  Payment of Common Stock awards made under this Section 11 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

12.                                 Termination.

(a)                                  In any Option agreement, the Committee may provide that in the event of a termination of Participant’s Continuous Service for any reason, the unvested Option granted to such Participant or former Participant shall be immediately and automatically terminated.

(b)                                 In any Option agreement, the Committee may provide that in the event (i) of a termination of Participant’s Continuous Service for Cause or (ii) of a termination of Participant’s Continuous Service for any reason other than Good Reason, and within 90 days after such termination, Participant accepts employment with an entity the Board reasonably considers a significant competitor of the Company or any Subsidiary, the Option granted to such Participant or former Participant shall be immediately and automatically terminated.

(c)                                  In any Option agreement, the Committee may provide that in the event of a termination of Participant’s Continuous Service for any reason other than Cause, Disability or death, then Participant may exercise the Option (to the extent entitled to do as of the date of termination) but only within such period of time ending on the date that is 90 days following a termination.

(d)                                 In any Option agreement, the Committee may provide that in the event of a termination of Participant’s Continuous Service as a result of Participant’s Disability, then Participant may exercise the Option (to the extent entitled to do as of the date of termination), but only within such period of time ending on the earlier of (i) the date that is 12 months following the termination or (ii) the expiration of the term of the Option as set forth in the Option agreement.

(e)                                  In any Option agreement, the Committee may provide that in the event of a termination of Participant’s Continuous Service as a result of Participant’s death, the Option may be exercised (to the extent entitled to do so as of the date of death) by Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon Participant’s death, but only within the period ending on the earlier of (i) the date that is 12 months following the date of death or (ii) the expiration of the term of the Option as set forth in the Option agreement.

13.                                 Forfeiture.  Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of (a) a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or any Subsidiary) or (b) a termination of Participant’s Continuous Service for Cause, the Committee may, if such conduct or activity or termination occurs within one year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment).  Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.  Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation.  The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

14.                                 Withholding.  Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold at the minimum statutory rate with respect thereto.  In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law.  Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares.  At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so, would not result in a charge against earnings.

15.                                 Nontransferability, Beneficiaries.  Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity).  Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death.  If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.  Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

16.                                 No Right to Continuous Service.  Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.  Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

17.                                 Governmental Compliance.  Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18.                                 Corporate Events.

(a)                                  In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or Prior Plans or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (1) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award.  Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee in its sole discretion.  The Committee’s determination under this Section 18(a) shall be final, binding and conclusive.

(b)                                 Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, except as would violate the requirements of Section 409A of the Code, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either (1) the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or (2) the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.

(c)                                  The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

19.                                 Award Agreement.  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

20.                                 Amendment.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange or market rule and (b) except as provided in Section 18, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

21.                                 Change of Control.  The Committee may, in its discretion, provide in any Award agreement or amendment thereto, whether, upon the occurrence of a Change in Control, all Options represented by such Award agreement may automatically become vested and exercisable in full, and all restrictions or performance conditions, if any, on any Restricted Stock Award or Performance Share Award granted hereunder will automatically lapse.  The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

22.                                 General Provisions.

(a)                                  The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to (i) agree in writing to be bound by all of the conditions and provisions of the Securityholders Agreement as a stockholder and (ii) represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b)                                 All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

(c)                                  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 22(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(d)                                 Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 18, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

(e)                                  The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f)                                    Where the context requires, words in any gender shall include any other gender.

(g)                                 Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(h)                                 The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award agreement.

(i)                                     No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(j)                                     The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(k)                                  No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

(l)                                     The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Subsidiary.  To the extent applicable, the Plan is intended to comply with Section 409A of the Code and the Committee shall interpret the Plan in accordance therewith.

23.                                 Expiration of the Plan.  Subject to earlier termination pursuant to Section 20, no Award may be granted following the seven year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

24.                                 Effective Date; Approval of Stockholders.  The effective date of the Prior Plan shall be the date it was adopted by the Board (the “Effective Date”).  This Plan, as adopted by the Board, shall be effective as of December 31, 2008.  Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Prior Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

25.                                 Code Section 409A Standards.  The Plan, and all Awards and Award Agreements pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations (the “Section 409A Standards”).  To the extent that any terms of the Plan, an Award Agreement, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to, or would be prohibited by, Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.  To the extent that any Award is subject to Code Section 409A, such amount shall be paid within 2 1/2 months after the Award vests as set forth in the Award Agreement.

26.                                 Section 409A Limits on Payments to Specified Employees.  Notwithstanding any other provision of the Plan or an Award to the contrary, if a Participant is a “key employee,” as defined in Section 416(i) of the Code (without regard to paragraph 5 thereof), except to the extent permitted under Section 409A of the Code, no benefit or payment that is subject to Section 409A of the Code (after taking into account all applicable exceptions to Section 409A of the Code, including but not limited to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made under this Plan or the affected Award granted thereunder on account of the Participant’s “separation from service,” as defined in Section 409A of the Code, with the Company and its Affiliates until the later of the date prescribed for payment in this Plan or the affected Award granted thereunder and the first (1st) day of the seventh (7th) calendar month that begins after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant).  Unless otherwise provided in the Award, any amount that is otherwise payable within the delay period described in the immediately preceding sentence will be aggregated and paid in a lump sum without interest.

Prior Plan adopted by the Board of Directors as of  February 16, 2006.

Plan adopted by the Board of Directors as of  November 11, 2008.